SECOND AMENDMENT TO REVOLVING CREDIT
               AND LETTER OF CREDIT ISSUANCE AGREEMENT AND WAIVER

     This SECOND AMENDMENT TO REVOLVING CREDIT AND LETTER OF CREDIT ISSUANCE AGREEMENT AND WAIVER is made as of this 30th day of April 1998 (this "Second Amendment") and entered into by and among THE CARBIDE/GRAPHITE GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the financial institutions party thereto as lenders (collectively referred to herein as the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, in its capacity as the issuer of letters of credit (in such capacity, the "L/C Issuer") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders and the L/C Issuer (in such capacity, the "Agent") and further amends that certain Revolving Credit and Letter of Credit Issuance Agreement dated as of September 25, 1997, as previously amended by that certain First Amendment to Revolving Credit and Letter of Credit Issuance Agreement dated as of October 28, 1997 (the "First Amendment") (the Revolving Credit and Letter of Credit Issuance Agreement, as amended by the First Amendment, is hereinafter referred to as the "Original Credit Agreement").

                                   WITNESSETH


     WHEREAS, as a result of certain investigations being conducted by the United States Department of Justice and similar enforcement authorities of the European Union as well as certain private claims and civil actions arising out of the alleged pattern of activities which are the basis of the above referenced proceedings (all of the foregoing collectively referred to herein as the "Investigation"), the Borrower will, without admitting or denying either culpability or liability, record a charge of Thirty Eight Million Dollars ($38,000,000) (the "Special Reserve") for its Fiscal Quarter ending April 30, 1998 for potential liabilities which may be incurred as a result of the Investigation; and

     WHEREAS, the Borrower has requested certain amendments to and waivers of the terms of the Original Credit Agreement to accommodate the Investigation and the Special Reserve; and

     WHEREAS, the Agent, the Lenders and the L/C Issuer have agreed to make such amendments and waivers upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                     AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

     Section 1.01 Amendments to Section 1.01 of the Original Credit Agreement. The following defined terms and the definitions therefor are hereby added to
Section 1.01 of the Original Credit Agreement and inserted in correct alphabetical order:

Adjusted EBITDA shall mean, for any period, the Borrower's EBITDA for such period minus the net after tax amount of any charge against the Special Reserve occurring during such period.

April 1998 Delivery Date shall mean the date on which the Borrower's financial statements and Compliance Certificate for the Fiscal Quarter ending April 30, 1998 are required to be delivered to the Lenders pursuant to items (i) and (iii) of Section 6.02.

Investigation shall mean certain investigations being conducted by the United States Department of Justice and similar enforcement authorities of the European Union as well as certain private claims and civil actions arising out of the alleged pattern of activities which are the basis of the above referenced proceedings.

Second Amendment shall mean the Second Amendment to Revolving Credit and Letter of Credit Issuance Agreement and Waiver dated as of the Second Amendment Effective Date.

Second Amendment Effective Date shall mean April 30, 1998.

Second Amendment Fee shall mean a fee equal to five (5) basis points of each Lender's Revolving Credit Commitment which shall be payable by the Borrower to each Lender who approves the Second Amendment on or before the Second Amendment Effective Date.

Special Reserve shall mean the charge of Thirty-Eight Million Dollars ($38,000,000) (the "Special Reserve") recorded by the Borrower for its Fiscal Quarter ending April 30, 1998 for potential liabilities which may be incurred as a result of the Investigation.


     Section 1.02  Amendment to Section 2.03 of the Original  Credit  Agreement.
Section 2.03 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.03. Commitment Fee. Accruing from Closing Date until the Second Amendment Effective Date, the Borrower agrees to pay to the Agent for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee per annum, as set forth in the Original Credit Agreement, (all computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily amount equal to such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of Total Utilization. Accruing from the Second Amendment Effective Date until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a Commitment Fee equal to the Applicable Commitment Fee per annum, as set forth in the Second Amendment, (all computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily amount equal to such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of Total Utilization. All Commitment Fees shall be payable (i) quarterly in arrears beginning October 31, 1997 and continuing on the last Business Day of each Fiscal Quarter occurring during the term of the Revolving Credit Commitment thereafter, (ii) on the Expiration Date and (iii) upon acceleration of the Notes.

On and after the Second Amendment Effective Date, the term "Applicable Commitment Fee" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the ratio of the Borrower's
Consolidated Total Indebtedness to Adjusted EBITDA, as at the end of the preceding fiscal quarter, falls:

------------------------------------------------------ -------------------------
          Consolidated Total Indebtedness                 Applicable Commitment
             to Adjusted EBITDA ratio                              Fee
------------------------------------------------------ -------------------------
          Less than or equal to 1.5 to 1.0                              .15%
------------------------------------------------------ -------------------------
  Greater than 1.5 to 1.0 but less than or equal to                     .175%
                      2.0 to 1.0
------------------------------------------------------ -------------------------
  Greater than 2.0 to 1.0 but less than or equal to                     .20%
                      2.5 to 1.0
------------------------------------------------------ -------------------------
  Greater than 2.5 to 1.0 but less than or equal to                     .225%
                      3.0 to 1.0
------------------------------------------------------ -------------------------
               Greater than 3.0 to 1.0                                  .25%
------------------------------------------------------ -------------------------


All such adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered to the Lenders pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding the Applicable Commitment Fee from the Closing Date to and including the April 1998 Delivery Date shall be .175%.

     Section 1.03 Amendment to Section 2.08(b)(ii) of the Original Credit Agreement. Section 2.08(b)(ii) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Euro-Rate Option. Interest under this Interest Rate Option shall accrue, for each Euro-Rate Portion of the Revolving Credit Loans outstanding, for any Euro-Rate Interest Period selected, at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin as determined below. The rate of interest established pursuant to the proceeding sentence of this Section 2.08(b)(ii) for each Euro-Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.08(c).

For purposes of this Agreement, the term "Applicable Euro-Rate Margin" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the ratio of the Borrower's Consolidated Total Indebtedness to Adjusted EBITDA as at the end of the preceding fiscal quarter falls:

---------------------------------------------- --------------------------------
 Consolidated Total Indebtedness                  Applicable Euro-Rate Margin
     to Adjusted EBITDA ratio
---------------------------------------------- --------------------------------
Less than or equal to 1.5 to 1.0                                         1/2%
---------------------------------------------- --------------------------------
Greater than 1.5 to 1.0 but less than                                    5/8%
        or equal to 2.0 to 1.0
---------------------------------------------- --------------------------------
Greater than 2.0 to 1.0 but less than                                    3/4%
        or equal to 2.5 to 1.0
---------------------------------------------- --------------------------------
Greater than 2.5 to 1.0 but less than                                    7/8%
        or equal to 3.0 to 1.0
---------------------------------------------- --------------------------------
       Greater than 3.0 to 1.0                                             1%
---------------------------------------------- --------------------------------


All adjustments shall be determined as of the date on which the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding the Applicable Euro-Rate Margin from the Second Amendment
Effective Date to and including the April 1998 Delivery Date shall be five-eighths of one percent (5/8%).

Prior to the Second Amendment Effective Date, the Applicable Euro Rate Margin shall be determined under the Original Credit Agreement.

     Section 1.04 Amendment to Section 2.17 (b) of the Original Credit Agreement. Section 2.17 (b) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) The Borrower shall pay (i) to the L/C Issuer for its own account a fronting fee equal to 1/8 of 1% per annum (the "L/C Fronting Fee") on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question, and (ii) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee per annum, as determined below, on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question. The Letter of Credit Fee and the L/C Fronting Fee shall be payable (i) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement thereafter, (ii) on the Expiration Date or (iii) upon acceleration of the Notes. Any issuance of an amendment to extend the stated expiration date of a Letter of Credit or an amendment to increase the Stated Amount of a Letter of Credit shall be treated as an issuance of a new Letter of Credit for purposes of calculation of Letter of Credit Fee and the L/C Fronting Fee due and payable hereunder. The Borrower shall also pay to the L/C Issuer the L/C Issuer's customary documentation fees payable with respect to the Letters of Credit as the L/C Issuer may generally charge from time to time. After the occurrence of an Event of Default (which continues after the expiration of any cure period applicable thereto) and during the continuation thereof, the rate at which the Letter of Credit Fee is calculated shall be increased by two hundred (200) basis points (2%) above the pre-default rate; the increase to be payable monthly during the continuation of the Event of Default.

For purposes of this Agreement on and after the Second Amendment Effective Date, the term "Applicable Letter of Credit Fee" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the ratio of the Borrower's Consolidated Total Indebtedness to Adjusted EBITDA as at the end of the preceding fiscal quarter falls:

------------------------------------------------- -----------------------------
Consolidated Total Indebtedness                      Applicable Letter of
   to Adjusted EBITDA ratio                               Credit Fee
------------------------------------------------- -----------------------------
Less than or equal to 1.5 to 1.0                                   1/2%
------------------------------------------------- -----------------------------
Greater than 1.5 to 1.0 but less                                   5/8%
  than or equal to 2.0 to 1.0
------------------------------------------------- -----------------------------
Greater than 2.0 to 1.0 but less                                   3/4%
  than or equal to 2.5 to 1.0

------------------------------------------------- -----------------------------
Greater than 2.5 to 1.0 but less                                   7/8%
  than or equal to 3.0 to 1.0
------------------------------------------------- -----------------------------
Greater than 3.0 to 1.0                                              1%
------------------------------------------------- -----------------------------


All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding, the Applicable Letter of Credit Fee from the Closing Date to and including the April 1998 Delivery Date shall be 5/8%.

     Section 1.05  Amendment to Section 4.07 of the Original  Credit  Agreement.
Section 4.07 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     4.07. Litigation. Except for the Investigation and the matters set forth on
     Schedule 4.07, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, or any Subsidiary of the Borrower, at law or equity before any Official Body which individually or in the aggregate, if adversely determined would be likely to result in any Material Adverse Change. Neither Borrower nor any Subsidiary of the Borrower is in violation of any order, writ, injunction or decree of any Official Body which could be expected to result in any Material Adverse Change.

     Section 1.06  Amendment to Section 4.14 of the Original  Credit  Agreement.
Section 4.14 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     4.14. Compliance with Laws4.14. Compliance with Laws. Except for matters arising from or relating to the Investigation (as to which the Borrower does not admit that it has failed to comply with any Laws), the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws) in all jurisdictions in which the Borrower and its Subsidiaries are presently or will be doing business except where the failure to do so would not, individually or in the aggregate, constitute a Material Adverse Change.

     Section 1.07  Amendment to Section 4.23 of the Original  Credit  Agreement.
Section 4.23 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     4.23. Burdensome Restrictions. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or is bound and, except for matters arising from or relating to the Investigation, no provision of applicable law or governmental regulation would reasonably be expected to have a Material Adverse Change.

     Section 1.08  Amendment to Section 4.26 of the Original  Credit  Agreement.
Section 4.26 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     4.26. No Material Adverse Change4.26. No Material Adverse Change. Except for matters arising from or relating to the Investigation (provided that the Borrower's aggregate total liability determined on a consolidated basis for such conduct is less than or equal to the amount of the Special Reserve), no event has occurred since July 31, 1997 and is continuing which has had or would reasonably be expected to have a Material Adverse Change.

     Section 1.09  Amendment to Section 6.11 of the Original  Credit  Agreement.
Section 6.11 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     6.11. Compliance with Laws. The Borrower and its Subsidiaries shall comply with all applicable Laws (other than Environmental Laws) in all respects, provided that neither the Borrower nor any Subsidiary shall be deemed to be in violation of this Section 6.11 for any of the following: (i) matters arising from or relating to the Investigation; provided that the Borrower's aggregate total liability determined on a consolidated basis for such conduct is less than or equal to the amount of the Special Reserve, or (ii) any other failure to comply with any Law so long as such non-compliance does not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

     Section 1.10  Amendment to Section 7.12 of the Original  Credit  Agreement.
Section 7.12 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.12. Minimum Consolidated Tangible Net Worth. On and after April 30, 1998, the Borrower shall not permit its Consolidated Tangible Net Worth to be less than an amount equal to the sum of (i) 85% of the Consolidated Tangible Net Worth as of April 30, 1998, plus (ii) 50% of the positive net income for each Fiscal Quarter ending after April 30, 1998 of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, plus (iii) all increases to equity from the issuance by the Borrower after April 30, 1998 of additional equity securities or other equity capital investments.

     Section 1.11  Amendment to Section 7.13 of the Original  Credit  Agreement.
Section 7.13 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.13. Interest Coverage. The Borrower shall not permit its ratio, measured on a rolling four Fiscal Quarter basis, of EBITDA to Cash Interest Expense as of the end of each Fiscal Quarter to be less than 3.5 to 1.0; provided, however, that for purposes of this Section 7.13, the Special Reserve may be included in calculating the Borrower's EBITDA by treating it as an extraordinary or unusual loss pursuant to item (a)(v) of the definition of EBITDA contained in Section 1.01 hereof.

     Section 1.12  Amendment to Section 7.14 of the Original  Credit  Agreement.
Section 7.14 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     7.14. Leverage Ratio. The Borrower shall not permit its Consolidated Total Indebtedness to EBITDA Ratio to exceed 3.0 to 1.0; provided, however, that for purposes of this Section 7.14, the Special Reserve may be included in calculating the Borrower's EBITDA by treating it as an extraordinary or unusual loss pursuant to item (a)(v) of the definition of EBITDA contained in Section 1.01 hereof.

                                   ARTICLE II
                                     WAIVER

     Section 2.01 Waiver of Compliance. To the extent such waiver is required to prevent a Default or Event of Default under the Original Credit Agreement solely by reason of matters arising from or relating to the Investigation or the Special Reserve, but only to such extent, the Agent, the Lenders, and the L/C Issuer hereby waive compliance as of the Second Amendment Effective Date with the following sections of the Original Credit Agreement:

(i)   Section 4.07 for Fiscal Quarters ending on and prior to April 30, 1998,

(ii)  Section 4.14 for Fiscal Quarters ending on and prior to April 30, 1998,

(iii) Section 4.23 for Fiscal Quarters ending on and prior to April 30, 1998,

(iv)  Section 4.26 for Fiscal Quarters ending on and prior to April 30, 1998,

(v)   Section 5.01(a) for Fiscal Quarters ending on and prior to April 30, 1998,

(vi)  Section 5.01(f) for Fiscal Quarters ending on and prior to April 30, 1998,

(vii) Section 5.02(a) for Fiscal Quarters ending on and prior to April 30, 1998,

(viii) Section 6.11 for Fiscal Quarters ending on and prior to April 30, 1998,

(ix)  Section 7.12 for Fiscal Quarters ending on and prior to April 30, 1998,

(x)   Section 7.13 for Fiscal Quarters ending on and prior to April 30, 1998,

(xi) Section 7.14 for Fiscal Quarters ending on and prior to April 30, 1998.

     Section 2.02 No Other Amendments or Waivers. The amendments and waivers set forth in Article I and Article II hereof, respectively, do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Second Amendment, the provisions of the Original Credit Agreement. The amendments and waivers set forth in Article I and Article II hereof, respectively, do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Agent, the Lenders, and the L/C Issuer under the Original Credit Agreement with respect to any such violation. Except as expressly set forth in this Second Amendment, nothing in this Second Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the exercise by the Agent, the Lenders, and the L/C Issuer of any of their respective rights and remedies under the Original Credit Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

                                   ARTICLE III
                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

     Section 3.01. Incorporation by Reference. As an inducement to the Agent, the Lenders, and the L/C Issuer to enter into this Second Amendment, the Borrower hereby repeats herein for the benefit of the Agent, the Lenders, and the L/C Issuer the representations and warranties made by the Borrower in
Article IV of the Original Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Second Amendment.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.01 Conditions Precedent. Each of the following shall be a condition precedent to the effectiveness of this Second Amendment:

     (i) The Agent shall have received, on or before the Second Amendment Effective Date, the following items, each, unless otherwise indicated, dated on or before the Second Amendment Effective Date and in form and substance satisfactory to the Agent and its special counsel, Tucker Arensberg, P.C.:

     (A) A duly executed counterpart original of this Second Amendment;

     (B) A certificate from the Secretary of the Borrower certifying that the Articles of Incorporation and Bylaws of the Borrower previously delivered to the Agent are true, complete, and correct.

     (C) Payment of the Second Amendment Fee to the Agent for the benefit of the Lenders;

     (D) Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

     (ii) The following statements shall be true and correct on the Second Amendment Effective Date and the Agent shall have received a certificate signed by an Authorized Officer of the Borrower, dated the Second Amendment Effective Date, stating that:

          (A) the representations and warranties made pursuant to Section 3.01 of this Second Amendment and in the other Loan Documents, as amended hereby, are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date;

          (B) no petition by or against the Borrower has at any time been filed under the United States Bankruptcy Code or under any similar act;

          (C) Taking into account the amendments and waivers set forth in this Second Amendment, no Event of Default or event which with the giving of notice, the passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Second Amendment;

          (D) Taking into account the amendments and waivers set forth in this Second Amendment, no Material Adverse Change has occurred which has not been disclosed to the Agent; and

          (E) Taking into account the amendments and waivers set forth in this Second Amendment, the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Original Credit Agreement and the other Loan Documents.

                                    ARTICLE V
                               GENERAL PROVISIONS

     Section 5.01 Ratification of Terms. Except as expressly amended by this Second Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed. The Borrower hereby confirms that any collateral for the Lender Obligations, including but not limited to encumbrances, Liens, security interests, mortgages and pledges granted by the Borrower or third parties, shall continue unimpaired and in full force and effect. The Borrower expressly ratifies and confirms the waiver of jury trial provision contained in the Original Credit Agreement and the other Loan Documents.

     Section 5.02 References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Second Amendment in connection with the Original Credit Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Original Credit Agreement without making specific reference to this Second Amendment, but nevertheless all such references shall include this Second Amendment unless the context requires otherwise. From and after the Amendment Effective Date, all references in the Original Credit Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Original Credit Agreement as amended hereby.

     Section 5.03 Incorporation Into Original Credit Agreement. This Second Amendment is deemed incorporated into the Original Credit Agreement. To the extent that any term or provision of this Second Amendment is or may be deemed expressly inconsistent with any term or provision of the Original Credit Agreement, the terms and provisions hereof shall control.

     Section 5.04 Counterparts. This Second Amendment may be executed in different counterparts, each of which when executed by the Borrower and the Agent, the Lenders, and the L/C Issuer shall be regarded as an original, and all such counterparts shall constitute one Second Amendment.

     Section 5.05 Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the same meanings herein as are ascribed to them in the Original Credit Agreement, as amended hereby.

     Section 5.06 Taxes. The Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Second Amendment and such other documents and instruments as are delivered in connection herewith and agrees to save the Agent, the Lenders, and the L/C Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 5.07 Costs and Expenses. The Borrower will pay all costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Second Amendment and the other documents, instruments and certificates delivered in connection herewith.

     Section 5.08 GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

     Section 5.09 Headings. The headings of the sections in this Second Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this Second Amendment to Revolving Credit and Letter of Credit Issuance Agreement and Waiver to be duly executed by their respective proper and duly authorized officers as a document under seal, as of the day and year first above written.

Attest:                                       Borrower:

                                              THE CARBIDE/GRAPHITE GROUP, INC.,
                                              a Delaware corporation



/s/ Walter E. Damian                          By: /s/ Stephen D. Weaver (SEAL)
Name:  Walter E. Damian                       Name:  Stephen D. Weaver
Title: VP-Human Resources                     Title: Chief Financial Officer

                                              Agent and L/C Issuer:

                                              PNC BANK, NATIONAL ASSOCIATION


                                              By /s/ Mark W. Rutherford (SEAL)
                                              Name:  Mark W. Rutherford
                                              Title: Vice President


                                              Lenders:

Revolving Credit                              PNC BANK, NATIONAL ASSOCIATION
Commitment:       $26,000,000.00

Ratable Share:    17.33%                      By /s/ Mark W. Rutherford (SEAL)
                                              Name:  Mark W. Rutherford
                                              Title: Vice President


                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

Revolving Credit                              NATIONAL CITY BANK OF
Commitment:       $18,000,000.00              PENNSYLVANIA


Ratable Share:    12%                         By /s/ William S. Harris (SEAL)
                                              Name:   William S. Harris
                                              Title:  Vice President


Revolving Credit                              THE FIRST NATIONAL BANK OF CHICAGO
Commitment:      $13,000,000.00

Ratable Share:    8.66%                       By /s/ Kenneth Kramer (SEAL)
                                              Name:  Kenneth Kramer
                                              Title: Vice President


Revolving Credit                              CORESTATES BANK, N.A.
Commitment:       $18,000,000.00

Ratable Share:    12%                         By /s/ Donna Jemhart (SEAL)
                                              Name:  Donna Jemhart
                                              Title: Vice President

Revolving Credit                              KEYBANK, NATIONAL ASSOCIATION
Commitment:       $13,000,000.00

Ratable Share:    8.66%                       By /s/ Lawrence A. Mack (SEAL)
                                              Name:  Lawrence A. Mack
                                              Title: Vice President


Revolving Credit                              STANDARD CHARTERED BANK
Commitment:       $13,000,000.00

Ratable Share:    8.66%                       By /s/ Kristina McDavid (SEAL)
                                              Name:   Kristina McDavid
                                              Title:  Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

Revolving Credit                               MELLON BANK, N.A.
Commitment:       $13,000,000.00

Ratable Share:    8.66%                        By /s/ Roger N. Stanier (SEAL)
                                               Name:  Roger N. Stanier
                                               Title: Vice President


Revolving Credit                               NATIONSBANK, N.A.
Commitment:       $18,000,000.00

Ratable Share:    12%                          By /s/ Philip Durawd (SEAL)
                                               Name:  Philip Durawd
                                               Title: Vice President


Revolving Credit                               THE CHASE MANHATTAN BANK
Commitment:       $18,000,000.00

Ratable Share:    12%                           By /s/ John Malone (SEAL)
                                                Name:  John Malone
                                                Title: Vice President